Exhibit 10.3

EXECUTION VERSION

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

Dated as of May 28, 2010

from

THE GRANTORS REFERRED TO HEREIN

to

BANK OF AMERICA, N.A.,

as Administrative Agent and Collateral Agent

Table of Contents

Page
ARTICLE I. DEFINITIONS

Section 1.1.	Terms Defined in Credit Agreement	- 2 -

Section 1.2.	Terms Defined in UCC	- 2 -

Section 1.3.	Terms Generally	- 2 -

Section 1.4.	Definitions of Certain Terms Used Herein	- 2 -

ARTICLE II. GRANT OF SECURITY INTEREST

ARTICLE III. REPRESENTATIONS AND WARRANTIES

Section 3.1.	Title, Perfection and Priority	- 9 -

Section 3.2.	Type and Jurisdiction of Organization, Organizational and Identification Numbers	- 10 -

Section 3.3.	Principal Location	- 10 -

Section 3.4.	Collateral Locations	- 10 -

Section 3.5.	Bailees, Warehousemen, Etc	- 10 -

Section 3.6.	Exact Names	- 10 -

Section 3.7.	Letter-of-Credit Rights and Chattel Paper	- 10 -

Section 3.8.	Accounts and Chattel Paper	- 10 -

Section 3.9.	Inventory	- 11 -

Section 3.10.	Intellectual Property	- 11 -

Section 3.11.	No Financing Statements or Security Agreements	- 11 -

Section 3.12.	Pledged Collateral	- 12 -

Section 3.13.	Commercial Tort Claims	- 12 -

Section 3.14.	Perfection Certificate	- 12 -

i

ARTICLE IV. COVENANTS

Section 4.1.	General	- 13 -

Section 4.2.	Electronic Chattel Paper	- 14 -

Section 4.3.	Reserved	- 14 -

Section 4.4.	Delivery of Pledged Collateral	- 15 -

Section 4.5.	Uncertificated Pledged Collateral	- 15 -

Section 4.6.	Pledged Collateral	- 15 -

Section 4.7.	Intellectual Property	- 16 -

Section 4.8.	Commercial Tort Claims	- 18 -

Section 4.9.	Letter-of-Credit Rights	- 18 -

Section 4.10.	Insurance	- 18 -

Section 4.11.	Collateral Access Agreements	- 18 -

ARTICLE V. REMEDIES

Section 5.1.	Remedies	- 18 -

Section 5.2.	Grantors’ Obligations Upon Default	- 20 -

Section 5.3.	Grant of Intellectual Property License	- 20 -

ARTICLE VI. ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

Section 6.1.	Account Verification	- 21 -

Section 6.2.	Authorization for Secured Party to Take Certain Action	- 21 -

Section 6.3.	PROXY	- 22 -

Section 6.4.	NATURE OF APPOINTMENT; LIMITATION OF DUTY	- 23 -

ARTICLE VII. GENERAL PROVISIONS

Section 7.1.	Waivers	- 23 -

Section 7.2.	Limitation on Agent’s and Secured Party’s Duty with Respect to the Collateral	- 24 -

Section 7.3.	Compromises and Collection of Collateral	- 25 -

Section 7.4.	Secured Party Performance of Debtor Obligations	- 25 -

Section 7.5.	No Waiver; Amendments; Cumulative Remedies	- 25 -

Section 7.6.	Limitation by Law; Severability of Provisions	- 25 -

Section 7.7.	Reinstatement	- 25 -

Section 7.8.	Benefit of Agreement	- 26 -

Section 7.9.	Survival of Representations	- 26 -

Section 7.10.	Taxes and Expenses	- 26 -

Section 7.11.	Additional Subsidiaries	- 26 -

Section 7.12.	Headings	- 27 -

Section 7.13.	Termination or Release	- 27 -

Section 7.14.	Entire Agreement	- 28 -

Section 7.15.	CHOICE OF LAW	- 28 -

Section 7.16.	Consent to Jurisdiction	- 28 -

Section 7.17.	WAIVER OF JURY TRIAL	- 29 -

Section 7.18.	Indemnity	- 29 -

Section 7.19.	Counterparts	- 29 -

Section 7.20.	INTERCREDITOR AGREEMENT GOVERNS	- 29 -

Section 7.21.	Delivery of Collateral	- 30 -

Section 7.22.	Mortgages	- 30 -

ARTICLE VIII. NOTICES

Section 8.1.	Sending Notices	- 30 -

Section 8.2.	Change in Address for Notices	- 30 -

ARTICLE IX. THE AGENT
EXHIBITS:

Schedule 1	Excluded Accounts
Exhibit A	Location, Chief Executive Office, Type of Organization, Jurisdiction of Organization and Organizational Identification Number
Exhibit B	Bailees, Warehousemen and Third Party Possessors of Collateral
Exhibit C	Letter of Credit Rights and Chattel Paper
Exhibit D	Intellectual Property
Exhibit E	Commercial Tort Claims
Exhibit F	Pledged Collateral
Exhibit G	UCC Filing Offices
Exhibit H	Form of Perfection Certificate
Exhibit I	Form of Collateral Access Agreement
Exhibit J	Form of Joinder
Exhibit K	Form of Short Form Intellectual Property Security Agreement

AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

This AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (this “Security Agreement”) is entered into as of May 28, 2010, by and among AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC., a Delaware corporation (“Holdings”); AMERICAN TIRE DISTRIBUTORS, INC., a Delaware corporation (the “Company”); the Subsidiary Parties from time to time party hereto; and BANK OF AMERICA, N.A., a national banking association, in its capacity as administrative agent for the lenders party to the Credit Agreement referred to below and in its capacity as collateral agent for the Secured Parties (in such capacities, together with its successors in such capacities, the “Agent”).

PRELIMINARY STATEMENTS

WHEREAS, the Company, certain of the other Loan Parties, certain of the Lenders, Bank of America, N.A., as administrative agent, and certain other Persons thereto are parties to that certain Fourth Amended and Restated Loan and Security Agreement, dated as of March 31, 2005 (as amended, restated, modified or supplemented prior to the date hereto, the “Existing Credit Agreement”);

WHEREAS, the Company is also party to that certain Trademark Security Agreement, dated as of March 31, 2005 (as amended, restated, modified or supplemented prior to the date hereto, the “Existing Trademark Security Agreement”);

WHEREAS, the Loan Parties, the Agent, the Co-Collateral Agent, the Lenders and certain other parties are entering into that certain Fifth Amended and Restated Credit Agreement, dated as of the date hereof (the “Credit Agreement”), which, together with this Security Agreement, amends and restates in its entirety the Existing Credit Agreement; and

WHEREAS, the Grantors are entering into this Security Agreement and the Credit Agreement for the purpose of amending and restating in its entirety the Existing Credit Agreement and the Existing Trademark Security Agreement and in order to induce the Lenders to amend and restate, and to extend credit to the Borrowers under, the Credit Agreement and to secure the Secured Obligations, including in the case of each Grantor that is a Loan Guarantor, its obligations under the Loan Guaranty.

ACCORDINGLY, the parties hereto hereby agree to amend and restate the Existing Credit Agreement in its entirety as set forth in the Credit Agreement and as set forth herein and the Existing Trademark Security Agreement in its entirety as set forth herein, as follows:

ARTICLE I.

DEFINITIONS

Section 1.1. Terms Defined in Credit Agreement. All capitalized terms used herein (including terms used in the preamble and preliminary statements) and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

Section 1.2. Terms Defined in UCC. Terms defined in the UCC that are not otherwise defined in this Security Agreement or the Credit Agreement are used herein as defined in the UCC (and if defined in more than one article of the UCC, the terms shall have the meaning specified in Article 9 thereof).

Section 1.3. Terms Generally. The rules of construction and other interpretive provisions specified in Section 1.03 of the Credit Agreement shall apply to this Security Agreement, including terms defined in the preamble and preliminary statements hereto.

Section 1.4. Definitions of Certain Terms Used Herein. As used in this Security Agreement, in addition to the terms defined in the preamble and preliminary statements above, the following terms shall have the following meanings:

“Account” shall have the meaning set forth in Article 9 of the UCC.

“After-acquired Debt” shall have the meaning set forth in the definition of “Pledged Collateral”.

“After-acquired Shares” shall have the meaning set forth in the definition of “Pledged Collateral”.

“Am-Pac” means Am-Pac Tire Dist. Inc., a California corporation.

“Article” means a numbered article of this Security Agreement, unless another document is specifically referenced.

“Borrower” means each of the Company, Am-Pac and each other Domestic Subsidiary of the Company that becomes a Borrower pursuant to Section 5.11(a) of the Credit Agreement.

“Cash Collateral Account” means a special interest-bearing deposit account consisting of cash maintained by the Agent in the name of the Company, but under the sole dominion and control of the Agent, for the benefit of itself as Agent and for the benefit of the other Secured Parties.

“Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Collateral” shall have the meaning set forth in Article II.

“Collateral Access Agreement” means a landlord waiver or other agreement, substantially in the form attached hereto as Exhibit I or such other form as shall be reasonably satisfactory to the Agent, entered into between the Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any premises where any Collateral is located.

“Collateral Report” means any certificate (including any Borrowing Base Certificate), report or other document delivered by any Grantor to the Agent with respect to the Collateral pursuant to any Loan Document.

“Commercial Tort Claim” shall have the meaning set forth in Article 9 of the UCC.

“Control” shall have the meaning set forth in Article 8 or, if applicable, in Section 9-104, 9-105, 9-106 or 9-107 of Article 9 of the UCC.

“Copyrights” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Deposit Account” shall have the meaning set forth in Article 9 of the UCC.

“Document” shall have the meaning set forth in Article 9 of the UCC.

“Electronic Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Equipment” shall have the meaning set forth in Article 9 of the UCC.

“Excluded Accounts” means all accounts set forth on Schedule 1 hereto.

“Excluded Assets” means

(a) (i) the distribution centers consisting of fee-owned real property and improvements located in Miami, Florida and Simi Valley, California; (ii) any interest in leased real property of any Grantor; and (iii) any interest in fee-owned real property of a Grantor if the greater of its cost and book value is less than $2,500,000;

(b) Equipment consisting of motor vehicles or other assets subject to certificates of title, the perfection of which is excluded from the UCC in the relevant jurisdiction;

(c) at any date, any Equipment or other assets or property of a Grantor which is subject to, or secured by, a Capital Lease Obligation or other debt obligation if and to the extent that (i) such Capital Lease Obligation or debt obligation was incurred pursuant to Section 6.01(e) or (f) of the Credit Agreement or is owed to a Person who is not a Grantor or a Restricted Subsidiary and the agreements or documents granting or governing such Capital Lease Obligation or debt obligation prohibit, or require any consent or establish any other conditions for, or would or could be terminated, abandoned, invalidated, rendered unenforceable, or would be breached or defaulted under such agreement or document, because of an assignment thereof, or a grant of a security interest therein, by a Grantor and (ii) such restriction described in clause (i) above relates only to the asset or assets acquired by such Grantor and attachments and accessions thereto, improvements thereof or substitutions therefor; provided that all proceeds paid or payable to any Grantor from any sale, transfer or assignment or other voluntary or involuntary disposition of such assets and all rights to receive such proceeds shall be included in the Collateral to the extent not otherwise required to be paid to the holder of any Capital Lease Obligations or debt obligations secured by such assets;

(d) pledges and security interests prohibited by, or requiring any consent of any Governmental Authority pursuant to, applicable law, rule or regulation;

(e) Excluded Equity Interests and Excluded Accounts;

(f) any rights or interest of a Grantor in any property or assets or under any agreement, contract, License, lease, Instrument, document or other General Intangible or, in the case of any Investment Property (other than with respect to Equity Interests which are not Excluded Equity Interests), under any applicable equity holder or similar agreement (referred to solely for purposes of this clause (f) as a “Contract”) to the extent such Contract by the terms of a restriction in favor of a Person who is not a Grantor, or any requirement of law, rule or regulation, prohibits, or requires any consent or establishes any other condition for, or could or would be terminated, abandoned, invalidated, rendered unenforceable, or would be breached or defaulted under, because of an assignment thereof or a grant of a security interest therein by a Grantor; provided that (i) rights to payment under any such Contract otherwise constituting an Excluded Asset shall be included in the Collateral to the extent permitted thereby or by Section 9-406 or 9-408 of the UCC and (ii) all proceeds paid or payable to any Grantor from any sale, transfer or assignment of such Contract and all rights to receive such proceeds shall be included in the Collateral;

(g) any property or assets owned by any Foreign Subsidiary or any Unrestricted Subsidiary;

(h) any property as to which the Agent and Borrowers reasonably agree in writing that the cost or other consequences (including material adverse tax consequences as reasonably determined by the Borrowers) of obtaining a security interest or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby;

(i) (x) any Intellectual Property, including any United States intent-to-use trademark applications, in relation to which any applicable law or regulation, or any agreement with a domain name registrar or any other person entered into by a Grantor in the ordinary course of business and existing on the date hereof, prohibits the creation of a security interest therein, or constitutes a breach or default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation, or would otherwise invalidate such Grantor’s right, title or interest therein and (y) any of the Borrowers’ rights under the trademarks and service marks known as “ATD ONLINE,” “AUTOEDGE,” “HEAFNET,” “TIREBUYER.COM,” “TIRE PROS,” “XPRESS PERFORMANCE” and “WHEEL WIZARD”; and

(j) any proceeds and products arising from the sale, lease, assignment or disposition of any of the foregoing Excluded Assets unless such proceeds or products would otherwise constitute Collateral.

“Exhibit” refers to a specific exhibit to this Security Agreement, unless another document is specifically referenced.

“Fixture” shall have the meaning set forth in Article 9 of the UCC.

“General Intangible” shall have the meaning set forth in Article 9 of the UCC.

“Goods” shall have the meaning set forth in Article 9 of the UCC.

“Grantors” means Holdings, the Company and the Subsidiary Parties.

“Instrument” shall have the meaning set forth in Article 9 of the UCC.

“Intellectual Property” means, with respect to any Grantor, all intellectual and similar property of every kind and nature now owned or hereafter acquired by such Grantor, including Patents, Copyrights, Trademarks and all related documentation and registrations and all additions, improvements or accessions to any of the foregoing.

“Inventory” shall have the meaning set forth in Article 9 of the UCC and shall include, without limitation, (a) all goods intended for sale or lease or for display or demonstration, (b) all work in process, and (c) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or services or otherwise used or consumed in the conduct of business.

“Investment Property” shall have the meaning set forth in Article 9 of the UCC.

“Letter-of-Credit Right” shall have the meaning set forth in Article 9 of the UCC.

“Licenses” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to (a) any and all written licensing agreements or similar arrangements in and to its owned (1) Patents, (2) Copyrights, or (3) Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Noteholder Collateral Agent” shall have the meaning as set forth in the Intercreditor Agreement.

“Patents” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing throughout the world.

“Perfection Certificate” means a certificate substantially in the form of Exhibit H completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Responsible Officer of the Company.

“Pledged Collateral” means collectively, (a) all of the Equity Interests described on Exhibit F issued by the entities named therein and all other Equity Interests required to be pledged under Section 5.11 of the Credit Agreement (the “After-acquired Shares”) and (b) the promissory notes, Chattel Paper and Instruments evidencing Indebtedness in excess of $2,500,000 owed to the Grantors (other than such promissory notes, Chattel Paper and Instruments that are Excluded Assets) described on Exhibit F and issued by the entities named and all other Indebtedness owed to any Grantor hereafter and required to be pledged pursuant to Section 5.11 of the Credit Agreement (the “After-acquired Debt”), in each case as such Exhibit may be amended pursuant to Section 5.11 of the Credit Agreement.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments and any other rights or claims to receive money that are General Intangibles or that are otherwise included as Collateral.

“Section” means a numbered section of this Security Agreement, unless another document is specifically referenced.

“Secured Parties” means collectively (a) the Lenders, (b) the Agent, (c) each Issuing Bank, (d) each counterparty to any Swap Agreement with a Loan Party the obligations under which constitute Secured Swap Obligations, (e) the Co-Collateral Agent, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document, (g) each Person providing Banking Services which constitute Banking Services Obligations and (h) the successors and permitted assigns of each of the foregoing.

“Security” shall have the meaning set forth in Article 8 of the UCC.

“Stock Rights” means all dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest constituting Collateral and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Equity Interest.

“Subsidiary Parties” means Am-Pac and each Domestic Subsidiary that becomes a party to this Security Agreement as a Subsidiary Party after the date hereof in accordance with Section 7.11 herein and Section 5.11 of the Credit Agreement.

“Supporting Obligation” shall have the meaning set forth in Article 9 of the UCC.

“Tangible Chattel Paper” shall have the meaning set forth in Article 9 of the UCC.

“Trademarks” means, with respect to any Grantor, all of such Grantor’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all Licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

ARTICLE II.

GRANT OF SECURITY INTEREST

Each Grantor hereby pledges, assigns and grants to the Agent, on behalf of and for the benefit of the Secured Parties, and to secure the prompt and complete payment and performance of all Secured Obligations, a security interest in all of its right, title and interest in, to and under all of the following personal property and other assets, whether now owned by or owing to, or hereafter acquired by or arising in favor of, such Grantor (including under any trade name or derivations thereof), and regardless of where located (all of which are collectively referred to as the “Collateral”):

(i) all Accounts;

(ii) all Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper);

(iii) all Intellectual Property;

(iv) all Documents;

(v) all Equipment;

(vi) all Fixtures;

(vii) all General Intangibles;

(viii) all Goods;

(ix) all Instruments;

(x) all Inventory;

(xi) all Investment Property;

(xii) all letters of credit, Letter-of-Credit Rights and Supporting Obligations;

(xiii) all Deposit Accounts;

(xiv) all Commercial Tort Claims as specified from time to time in Exhibit E;

(xv) all cash or other property deposited with the Agent or any Lender or any Affiliate of the Agent or any Lender or which the Agent, for its benefit and for the benefit of the other Secured Parties, or any Lender or such Affiliate is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Loan Documents or any agreement relating to any Letter of Credit, including amounts on deposit in the Cash Collateral Account;

(xvi) all books, records, files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the foregoing or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof; and

(xvii) any and all accessions to, substitutions for and replacements, products and cash and non-cash proceeds of the foregoing (including any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including cash, negotiable instruments and other instruments for the payment of money, Chattel Paper, security agreements and other documents.

Notwithstanding the foregoing or anything herein to the contrary, in no event shall the “Collateral” include or the security interest attach to any Excluded Asset.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

The Grantors, jointly and severally, represent and warrant to the Agent, for the benefit of the Secured Parties, that:

Section 3.1. Title, Perfection and Priority. (a) Each Grantor has good and valid rights in, or the power to transfer, the Collateral which it has purported to grant a security interest hereunder, free and clear of all Liens except for Liens permitted under Section 4.1(e), and has full power and authority to grant to the Agent the security interest in such Collateral pursuant hereto. This Security Agreement creates in favor of the Agent for the benefit of the Secured Parties a valid security interest in the Collateral granted by each Grantor. No consent or approval of, registration or filing with, or any other action by any Governmental Authority is required for the grant of the security interest pursuant to this Security Agreement, except (i) such as have been obtained or made and are in full force and effect and (ii) for filings necessary to perfect Liens created pursuant to the Loan Documents.

(b) Subject to the limitations set forth in clause (c) of this Section 3.1, the security interests granted pursuant to this Security Agreement (i) will constitute valid perfected security interests in the Collateral in favor of the Agent, on behalf of and for the benefit of the Secured Parties, to secure the prompt and complete payment and performance of all Secured Obligations, upon (A) in the case of Collateral in which a security interest may be perfected by filing a financing statement under the Uniform Commercial Code of any jurisdiction, the filing of financing statements naming each Grantor as “debtor” and the Agent as “secured party” and describing the Collateral in the applicable filing offices as set forth in Exhibit G hereto, (B) in the case of Instruments, Chattel Paper and certificated Securities, the earlier of the delivery thereof to the Agent (or its non-fiduciary agent or designee) and the filing of the financing statements referred to in clause (A), (C) in the case of Collateral constituting Intellectual Property, the earlier of the filing of the financing statements referred to in clause (A) (except in the case of Copyrights) and the completion of the filing, registration and recording of fully executed agreements substantially in the form of the Intellectual Property Security Agreement set forth in Exhibit K hereto (x) in the United States Patent and Trademark Office or (y) in the United States Copyright Office, as applicable, and/or (D) in the case of Deposit Accounts, upon the entering into Blocked Account Agreements and (ii) are prior to all other Liens on the Collateral other than Liens permitted under Section 4.1(e) having priority over the Agent’s Lien either by operation of law or otherwise, including pursuant to the Intercreditor Agreement.

(c) Notwithstanding anything to the contrary herein, no Grantor shall be required to perfect the security interests created hereby by any means other than (i) filings pursuant to the UCC, (ii) filings with United States’ governmental offices with respect to Intellectual Property, (iii) in the case of Collateral that constitutes Chattel Paper, Instruments or certificated Securities, in each case, to the extent included in the Collateral and required by Section 4.3 herein, delivery to the Agent to be held in its possession in the United States, (iv) in the case of Deposit Accounts, executing Blocked Account Agreements, to the extent required by Section 2.21 of the Credit Agreement, (v) in the case of Collateral that consists of Commercial

Tort Claims, taking the actions specified in Section 4.7, and (vi) in the case of Collateral that constitutes Letter of Credit Rights, taking the actions specified in Section 4.8. No Grantor shall be required to take any actions under any laws outside of the United States to grant, perfect or provide for the enforcement of any security interest.

Section 3.2. Type and Jurisdiction of Organization, Organizational and Identification Numbers. The type of entity of each Grantor, its jurisdiction of organization, the organizational number issued to it by its jurisdiction of organization and its federal employer identification number, in each case as of the date hereof, are set forth on Exhibit A.

Section 3.3. Principal Location. Each Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), in each case as of the date hereof, is disclosed on Exhibit A.

Section 3.4. Collateral Locations. Each location where Collateral is located as of the date hereof (except for Inventory in transit) is listed on Exhibit A. All of said locations are owned by a Grantor except for locations (i) that are leased by a Grantor as lessee and designated in Part III(b) of Exhibit A and (ii) at which Inventory is held in a public warehouse or is otherwise held by a bailee or on consignment as designated in Part III(c) of Exhibit A.

Section 3.5. Bailees, Warehousemen, Etc. Exhibit B hereto sets forth a list, as of the date hereof, of each bailee, warehouseman and other third party in possession or control of any Inventory in excess of $2,500,000 of any Grantor (except for Inventory in transit) and specifies as to each bailee, warehouseman or other third party the value of the Inventory, at cost, possessed or controlled by such bailee, warehouseman or other third party.

Section 3.6. Exact Names. As of the date hereof, the name in which each Grantor has executed this Security Agreement is the exact name as it appears in such Grantor’s organizational documents, as amended, as filed with such Grantor’s jurisdiction of organization. No Grantor has, during the past five years prior to the date hereof, been known by or used any other corporate, trade or fictitious name, or been a party to any merger or consolidation, except as disclosed in the Perfection Certificate.

Section 3.7. Letter-of-Credit Rights and Chattel Paper. Exhibit C lists all Letter-of-Credit Rights and Chattel Paper with a stated amount in excess of $2,500,000 of each Grantor as of the date hereof.

Section 3.8. Accounts and Chattel Paper.

(a) The names of the obligors, amounts owing, due dates and other information with respect to each Grantor’s Accounts and Chattel Paper that are Collateral have been correctly stated in all material respects, at the time furnished, in the records of such Grantor relating thereto and in all invoices and each Collateral Report with respect thereto furnished to the Agent by such Grantor from time to time.

(b) With respect to Accounts of the Grantors, except as specifically disclosed on the most recent Collateral Report, (i) all such Accounts represent bona fide sales of Inventory or rendering of services to Account Debtors in the ordinary course of the applicable Grantor’s business and are not evidenced by a judgment, Instrument or Chattel Paper; (ii) to the best of such Grantor’s knowledge, there are no setoffs, claims or disputes existing or asserted with respect thereto and no Grantor has made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by a Grantor in the ordinary course of its business for prompt payment and disclosed to the Agent; (iii) to the knowledge of such Grantor, there are no facts, events or occurrences that in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Grantor’s books and records and any invoices, statements and the most recent Collateral Report with respect thereto; (iv) no Grantor has received any notice of proceedings or actions that are threatened or pending against any Account Debtor that might result in any material adverse change in such Account Debtor’s financial condition; and (v) no Grantor has knowledge that any Account Debtor is unable generally to pay its debts as they become due.

(c) In addition, with respect to all Accounts of the Grantors, except as specifically disclosed on the most recent Collateral Report, the amounts shown on all invoices, statements and the most recent Collateral Report with respect thereto are actually and absolutely owing to a Grantor as indicated thereon and are not in any way contingent.

Section 3.9. Inventory. With respect to any Inventory of the Grantors and that is scheduled or listed on the most recent Collateral Report, (a) such Inventory (other than Inventory in transit) is located at one of the Grantors’ locations set forth on Exhibit A, (b) the Grantors have good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Agent, for the benefit of the Secured Parties, and except for Liens permitted under Section 6.02 of the Credit Agreement, (c) such Inventory is not subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party that would, upon sale or other disposition of such Inventory by the Agent in accordance with the terms hereof, infringe the rights of such third-party, violate any contract with such third-party, or cause the Agent to incur any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current licensing agreement related thereto, (d) to the best of such Grantor’s knowledge, such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and (e) to the best of such Grantor’s knowledge, the completion of manufacture, sale or other disposition of such Inventory by the Agent following an Event of Default shall not require the consent of any Person and shall not constitute a breach or default under any contract or agreement to which any Grantor is a party or to which such Inventory is subject.

Section 3.10. Intellectual Property. As of the date hereof, no Grantor has any interest in, or title to, any United States federal registered or applied for Patent, Trademark or Copyright except as set forth on Exhibit D.

Section 3.11. No Financing Statements or Security Agreements. As of the date hereof, no Grantor has filed or consented to the filing of any financing statement or security agreement naming a Grantor as debtor and describing all or any portion of the Collateral that has not lapsed or been terminated except (a) for financing statements or security agreements naming the Agent on behalf of the Secured Parties as the secured party and (b) as permitted by Sections 4.1(e) and 4.1(f).

Section 3.12. Pledged Collateral.

(a) Exhibit F sets forth a complete and accurate list, as of the date hereof, of all of the Pledged Collateral and, with respect to any Pledged Collateral constituting any Equity Interest, the percentage of the total issued and outstanding Equity Interests of the issuer represented thereby. As of the date hereof, each Grantor is the legal and beneficial owner of the Pledged Collateral listed on Exhibit F as being owned by it, free and clear of any Liens, except for the security interest granted to the Agent for the benefit of the Secured Parties hereunder and Liens permitted under Section 6.02 of the Credit Agreement. Each Grantor further represents and warrants that, as of the date hereof, (i) all Pledged Collateral constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued by the issuer thereof and are fully paid and non-assessable, (ii) with respect to any certificates delivered to the Agent (or its non-fiduciary agent or designee) representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Grantors has so informed the Agent so that the Agent (or its non-fiduciary agent or designee) may take steps to perfect its security interest therein as a General Intangible and (iii) to the best of its knowledge, any Pledged Collateral that represents Indebtedness owed to any Grantor has been duly authorized, authenticated or issued and delivered by the issuer of such Indebtedness, is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

(b) As of the date hereof, (i) none of the Pledged Collateral has been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject and (ii) none of the Pledged Collateral is subject to any option, right of first refusal, shareholders agreement, charter or bylaw provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Agent of rights and remedies hereunder.

(c) Except as set forth on Exhibit F, as of the date hereof, and except for any Indebtedness represented by the Intercompany Note, none of the Pledged Collateral which represents Indebtedness owed to a Grantor is subordinated in right of payment to other Indebtedness or subject to the terms of an indenture.

Section 3.13. Commercial Tort Claims. As of the date hereof, no Grantor holds any Commercial Tort Claims having a value in excess of $2,500,000 for which such Grantor has filed a complaint in a court of competent jurisdiction, except as indicated on Exhibit E hereto.

Section 3.14. Perfection Certificate. The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects as of the date thereof.

ARTICLE IV.

COVENANTS

From the date hereof, and thereafter until the Termination Date, each Grantor agrees that:

Section 4.1. General.

(a) Collateral Records. Each Grantor will maintain complete and accurate books and records in accordance with the requirements of Section 5.06(a) of the Credit Agreement.

(b) Authorization to File Financing Statements; Ratification. Each Grantor hereby authorizes the Agent to file, and if requested will deliver to the Agent, all financing statements and other documents and take such other actions as may from time to time be requested by the Agent in order to maintain a perfected security interest in and, if applicable, Control of, the Collateral to the extent required by Section 3.1. Any financing statement filed by the Agent may be filed in any filing office in any applicable Uniform Commercial Code jurisdiction and may (i) describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner such as “all assets” or “all personal property, whether now owned or hereafter acquired” of such Grantor or words of similar effect as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organization identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of real property to which the Collateral relates. Each Grantor also agrees to furnish any such information to the Agent promptly upon request. Each Grantor also ratifies its authorization for the Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

(c) Further Assurances. Each Grantor will, if reasonably requested by the Agent, (i) take or cause to be taken such further actions in accordance with Section 5.11 of the Credit Agreement, (ii) take such other actions as the Agent reasonably deems appropriate under applicable law or to evidence or perfect its Lien on any Collateral, or otherwise to give effect to the intent of this Agreement and (iii) defend the security interests created hereby and priority thereof against the claims and demands not expressly permitted by the Loan Documents, including the Intercreditor Agreement, of all Persons whomsoever.

(d) Disposition of Collateral. No Grantor will sell, lease, transfer or otherwise dispose of the Collateral except for sales, leases, transfers and other dispositions specifically permitted under Section 6.05 of the Credit Agreement.

(e) Liens. No Grantor will create, incur, or suffer to exist any Lien on the Collateral except (i) the security interest created by this Security Agreement, and (ii) Liens permitted by Section 6.02 of the Credit Agreement.

(f) Other Financing Statements. No Grantor will authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral, except to cover security interests as permitted by Section 4.1(e).

(g) Change of Name, Etc. Each Grantor agrees to furnish to the Agent prompt written notice of any change in: (i) such Grantor’s legal name; (ii) the location of such Grantor’s chief executive office or its principal place of business; (iii) such Grantor’s organizational legal entity designation or jurisdiction of incorporation or formation; or (iv) such Grantor’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its jurisdiction of incorporation or formation.

(h) Exercise of Duties. Anything herein to the contrary notwithstanding, (a) the exercise by the Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (b) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Security Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4.2. Electronic Chattel Paper. If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, in excess of $2,500,000 such Grantor shall promptly notify the Agent thereof and, at the request of the Agent, shall take such action as the Agent may reasonably request to vest in the Agent Control under UCC Section 9-105 of such Electronic Chattel Paper or control (to the extent the meaning of “control” has not been clearly established under such provisions, “control” in this paragraph (c) to have such meaning as the Agent shall in good faith specify in writing after consultation with the Company) under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Agent agrees with such Grantor that the Agent will arrange, pursuant to procedures reasonably satisfactory to the Agent and so long as such procedures will not result in the Agent’s loss of Control or control, as applicable, for such Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in Control to allow without loss of Control or control, as applicable, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

Section 4.3. Reserved.

Section 4.4. Delivery of Pledged Collateral. Each Grantor will promptly deliver to the Agent (or its non-fiduciary agent or designee) upon execution of this Security Agreement all certificates or instruments, if any, representing or evidencing the Pledged Collateral, together with duly executed instruments of transfer or assignments in blank. Each delivery of Pledged Collateral (including any After-acquired Shares and After-acquired Debt) after the date hereof shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which shall be attached hereto as part of Exhibit F hereto and made a part hereof; provided, that the failure to attach any such schedule hereto shall not affect the validity of such pledge of such securities. Each schedule so delivered shall supplement any prior schedules so delivered.

Section 4.5. Uncertificated Pledged Collateral. Unless otherwise consented to by the Agent, Equity Interests required to be pledged hereunder in any Domestic Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder shall either (i) be represented by a certificate, and in the organizational documents of such entity, the applicable Grantor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the UCC:

“The [partnership/limited liability company] hereby irrevocably elects that all [partnership/membership] interests in the [partnership/limited liability company] shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable]. Each certificate evidencing [partnership/membership] interests in the [partnership/limited liability company] shall bear the following legend: “This certificate evidences an interest in [name of [partnership/limited liability company]] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.” No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”

or (ii) not have elected to be treated as a “security” within the meaning of Article 8 of the UCC and shall not be represented by a certificate.

Section 4.6. Pledged Collateral.

(a) Registration in Nominee Name; Denominations. Subject to the terms of the Intercreditor Agreement, the Agent (or its non-fiduciary agent or designee), on behalf of the Secured Parties, shall hold certificated Pledged Collateral in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Agent. Following the occurrence and during the continuance of an Event of Default, each Grantor will promptly give to the Agent (or its non-fiduciary agent or designee) copies of any notices or other communications received by it with respect to Pledged Collateral registered in the name of such Grantor. Subject to the terms of the Intercreditor Agreement, following the occurrence and during the continuance of an Event of Default, the Agent (or its non-fiduciary agent or designee) shall at all times have the right to exchange the certificates representing Pledged Collateral for certificates of smaller or larger denominations for any purpose consistent with this Security Agreement.

(b) Exercise of Rights in Pledged Collateral. Subject, in each case, to the Intercreditor Agreement,

(i) Without in any way limiting the foregoing and subject to clause (ii) below, each Grantor shall have the right to exercise all voting rights or other rights relating to the Pledged Collateral for all purposes not inconsistent with this Security Agreement, the Credit Agreement or any other Loan Document; provided, however, that no vote or other right shall be exercised or action taken which would reasonably be expected to have the effect of materially and adversely impairing the rights of the Agent in respect of the Pledged Collateral.

(ii) Each Grantor will permit the Agent (or its non-fiduciary agent or designee) at any time after the occurrence and during the continuance of an Event of Default, without written notice, to exercise all voting rights or other rights relating to Pledged Collateral, including, without limitation, exchange, subscription or any other rights, privileges, or options pertaining to any Equity Interest or Investment Property constituting Pledged Collateral as if it were the absolute owner thereof.

(iii) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable law; provided, however, that any non-cash dividends, interest, principal or other distributions that would constitute Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Collateral or received in exchange for Pledged Collateral or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Secured Parties and shall be forthwith delivered to the Agent (or its non-fiduciary agent or designee) in the same form as so received (with any necessary endorsement or instrument of assignment). The proviso to the first sentence of this clause (iii) shall not apply to dividends between or among the Company and the other Loan Parties only of property subject to a perfected security interest under this Security Agreement; provided that the Company notifies the Agent in writing, specifically referring to this Section 4.6, at the time of such dividend and takes any actions the Agent reasonably specifies to ensure the continuance of its perfected security interest in such property under this Security Agreement

Section 4.7. Intellectual Property. (a) Upon the occurrence and during the continuance of an Event of Default, each Grantor will use commercially reasonable efforts to obtain all consents and approvals necessary or appropriate for the assignment to or for the benefit of the Agent of any License held by such Grantor in order to enforce the security interests granted hereunder.

(b) Each Grantor shall in its reasonable business judgment notify the Agent promptly if it knows or reasonably expects that any application or registration relating to any Patent, Trademark or Copyright (now or hereafter existing) included in the Collateral and material to the conduct of such Grantor’s business may become abandoned or dedicated, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court) regarding such Grantor’s ownership of any such material registered or applied for Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

(c) In the event that any Grantor, either directly or through any agent, employee, licensee or designee, files an application for the registration of any material Patent, Trademark or Copyright with the United States Patent and Trademark Office or the United States Copyright Office, such Grantor will, concurrently with any delivery of financial statements pursuant to Sections 5.01(a) and 5.01(b) of the Credit Agreement, provide the Agent written notice thereof, and, upon request of the Agent, such Grantor shall promptly execute and deliver any and all security agreements or other instruments as the Agent may reasonably request to evidence the Agent’s security interest in such Patent, Trademark or Copyright, and the General Intangibles of such Grantor relating thereto or represented thereby.

(d) Each Grantor shall take all actions necessary or reasonably requested by the Agent to maintain and pursue each material application, to obtain the relevant registration and to maintain the registration of each of the Patents, Trademarks and Copyrights (now or hereafter existing) material to the conduct of such Grantor’s business, except in cases where, in the ordinary course of business consistent with past practice, such Grantor reasonably decides to abandon, allow to lapse or expire any Patent, Trademark or Copyright, including the filing of applications for renewal, affidavits of use, affidavits of non-contestability and, if consistent with good business judgment, to initiate opposition and interference and cancellation proceedings against third parties.

(e) Each Grantor shall, unless it shall reasonably determine that a Patent, Trademark or Copyright is not material to the conduct of its business, promptly notify the Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution of such material Patent, Trademark or Copyright and to recover any and all damages for such infringement, misappropriation or dilution, or shall take such other actions as are appropriate under the circumstances in its reasonable business judgment to protect such Patent, Trademark or Copyright.

(f) Nothing in this Security Agreement shall prevent any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue, or otherwise allowing to lapse, terminate or put into the public domain, any of its Collateral constituting Intellectual Property to the extent permitted by the Credit Agreement if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

Section 4.8. Commercial Tort Claims. Each Grantor shall promptly notify the Agent of any Commercial Tort Claims for which such Grantor has filed complaint(s) in court(s) of competent jurisdiction and, unless the Agent otherwise consents, such Grantor shall update Exhibit E to this Security Agreement, thereby granting to Agent a security interest in such Commercial Tort Claim(s) (subject to the terms of the Intercreditor Agreement). The requirement in the preceding sentence shall not apply to the extent that the amount of such Commercial Tort Claim does not exceed $2,500,000 held by each Grantor or to the extent such Grantor shall have previously notified the Agent with respect to any previously held or acquired Commercial Tort Claim.

Section 4.9. Letter-of-Credit Rights. Subject to the Intercreditor Agreement, if any Grantor is or becomes the beneficiary of a letter of credit having a face amount in excess of $2,500,000, which Letter-of-Credit Rights are not Supporting Obligations with respect to any Collateral in which the security interest is perfected, such Grantor shall promptly notify the Agent thereof and cause the issuer and/or confirmation bank to (i) consent to the assignment of any Letter-of-Credit Rights to the Agent and (ii) agree to direct all payments thereunder following the occurrence and during the continuance of an Event of Default or a Liquidity Event to an account as directed by the Agent for application to the Secured Obligations, in accordance with the provisions of the Credit Agreement, all in form and substance reasonably satisfactory to the Agent.

Section 4.10. Insurance. All insurance policies required under Section 5.10 of the Credit Agreement shall name the Agent (for the benefit of the Agent and the other Secured Parties) as lender’s loss payee or, upon request by Agent, as additional insured, as applicable, and shall contain lender’s loss payable clauses or mortgagee clauses, through endorsements in form and substance satisfactory to the Agent.

Section 4.11. Collateral Access Agreements. To the extent required by the Credit Agreement, each Grantor shall use commercially reasonable efforts to obtain a Collateral Access Agreement, from the lessor of each of its leased warehouse and distribution facilities, and the bailee, warehouseman or other third party with respect to any warehouse or other location, in each case where Collateral is stored or located.

ARTICLE V.

REMEDIES

Section 5.1. Remedies. Upon the occurrence and during the continuance of an Event of Default:

(a) the Agent may (and at the direction of the Required Lenders, shall) exercise any or all of the following rights and remedies:

(i) those rights and remedies provided in this Security Agreement, the Credit Agreement or any other Loan Document; provided that this Section 5.1(a) shall not be understood to limit any rights available to the Agent and the Secured Parties prior to an Event of Default;

(ii) those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ Lien) when a debtor is in default under a security agreement;

(iii) give notice of sole control or any other instruction under any Blocked Account Agreement, Collateral Access Agreement or any other control or similar agreement and take any action provided therein with respect to the applicable Collateral;

(iv) without notice (except as specifically provided in Section 7.1 or elsewhere herein), demand or advertisement of any kind to any Grantor or any other Person, enter the premises of any Grantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at such Grantor’s premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Agent may deem commercially reasonable; and

(v) concurrently with written notice to the Grantors, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Agent was the outright owner thereof.

(b) Each Grantor acknowledges and agrees that the compliance by the Agent, on behalf of the Secured Parties with any applicable state or federal law requirements in connection with a disposition of the Collateral will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(c) The Agent shall have the right upon any public sale or sales and, to the extent permitted by law, upon any private sale or sales, to purchase for the benefit of the Agent and the Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption each Grantor hereby expressly releases.

(d) Until the Agent is able to effect a sale, lease, transfer or other disposition of Collateral, the Agent shall have the right to hold or use Collateral, or any part thereof to the extent that it deems appropriate for the purpose of preserving Collateral or the value of the Collateral, or for any other purpose deemed appropriate by the Agent. The Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Agent’s remedies (for the benefit of the Agent and Secured Parties) with respect to such appointment without prior notice or hearing as to such appointment.

(e) Notwithstanding the foregoing, neither the Agent nor the Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, the Grantors, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

(f) Each Grantor recognizes that the Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Each Grantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Grantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if any Grantor and the issuer would agree to do so (it being acknowledged and agreed that no Grantor shall have any obligation hereunder to do so).

(g) Notwithstanding the foregoing, any rights and remedies provided in this Section 5.1 shall be subject to the Intercreditor Agreement.

Section 5.2. Grantors’ Obligations Upon Default. Upon the written request of the Agent after the occurrence and during the continuance of an Event of Default, each Grantor will:

(a) assemble and make available to the Agent the Collateral and all books and records relating thereto at any place or places reasonably specified by the Agent, whether at such Grantor’s premises or elsewhere; and

(b) permit the Agent, by the Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral or the books and records relating thereto, or both, to remove all or any part of the Collateral or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay any Grantor for such use and occupancy.

Section 5.3. Grant of Intellectual Property License. For the purpose of enabling the Agent to exercise the rights and remedies under this Article V upon the occurrence and during the continuance of an Event of Default, at such time as the Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby (a) grants to the Agent, for the benefit of the Agent and the Secured Parties, an irrevocable nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sublicense any intellectual property rights now owned or hereafter acquired by such Grantor, wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks; and provided further that the Agent shall have no greater rights than those of any such Grantor under such license or sublicense; and (b) irrevocably agrees that, at any time and from time to time following the occurrence and during the continuance of an Event of Default, the Agent may sell any Grantor’s Inventory directly to any Person, including without limitation Persons who have previously purchased any Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Agent’s rights under this Security Agreement, may (subject to any restrictions contained in applicable third party licenses entered into by a Grantor) sell Inventory which bears any Trademark owned by or licensed to any Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor and the Agent may finish any work in process and affix any relevant Trademark owned by or licensed to any Grantor and sell such Inventory as provided herein. The use of the license granted pursuant to clause (a) of the preceding sentence by the Agent may be exercised, at the option of the Agent, only upon the occurrence and during the continuance of an Event of Default; provided, however, that any permitted license, sublicense or other transaction entered into by the Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

ARTICLE VI.

ACCOUNT VERIFICATION; ATTORNEY IN FACT; PROXY

Section 6.1. Account Verification. The Grantors acknowledge that (i) prior to an Event of Default, at the reasonable request of the Agent, the Grantors shall (either accompanied by the Agent or at the Agent’s direction), and (ii) after the occurrence and during the continuance of an Event of Default, the Agent may in its own name, or in the name of such Grantor, communicate with the Account Debtors of such Grantor to verify with such Persons the existence, amount, terms of, and any other matter reasonably relating to the Accounts owing by such Account Debtor to such Grantor (including any Instruments, Chattel Paper, payment intangibles and/or other Receivables that are Collateral relating to such Accounts).

Section 6.2. Authorization for Secured Party to Take Certain Action.

(a) Each Grantor hereby (i) authorizes the Agent, at any time and from time to time in the sole discretion of the Agent (1) to execute on behalf of such Grantor as debtor and to file financing statements necessary or desirable in the Agent’s reasonable discretion to perfect and to maintain the perfection and priority of the Agent’s security interest in the Collateral, including, without limitation, to file financing statements permitted under Section 4.1(b) and (2) to file a carbon, photographic or other reproduction of this Security Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which would not add new collateral or add a debtor) in such offices as the Agent in its reasonable discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Agent’s security interest in the Collateral, including, without limitation, to file financing statements permitted under Section 4.1(b) and (ii) appoints, effective upon the occurrence and during the continuance of an Event of Default, subject to the Intercreditor Agreement, the Agent as its attorney in fact (1) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted by Section 6.02 of the Credit Agreement), (2) to endorse and collect any cash proceeds of the Collateral and to apply the proceeds of any Collateral received by the Agent to the Secured Obligations as provided herein or in the Credit Agreement or any other Loan Document, subject to the terms of the Intercreditor Agreement, (3) to demand payment or enforce payment of the Receivables in the name of the Agent or any Grantor and to endorse any and all checks, drafts, and other instruments for the payment of money relating to the Receivables, (4) to sign any Grantor’s name on any invoice or bill of lading relating to the Receivables, drafts against any Account Debtor of such Grantor, assignments and verifications of Receivables, (5) to exercise all of any Grantor’s rights and remedies with respect to the collection of the Receivables and any other Collateral, (6) to settle, adjust, compromise, extend or renew the Receivables, (7) to settle, adjust or compromise any legal proceedings brought to collect Receivables, (8) to prepare, file and sign any Grantor’s name on a proof of claim in bankruptcy or similar document against any Account Debtor of such Grantor, (9) to prepare, file and sign any Grantor’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (10) to change the address for delivery of mail addressed to any Grantor to such address as the Agent may designate and to receive, open and dispose of all mail addressed to such Grantor, and (11) to use information contained in any data processing, electronic or information systems relating to Collateral; and each Grantor agrees to reimburse the Agent for any reasonable payment made or any reasonable documented expense incurred by the Agent in connection with any of the foregoing, in accordance with the provisions Section 9.03 of the Credit Agreement; provided that, this authorization shall not relieve any Grantor of any of its obligations under this Security Agreement or under the Credit Agreement.

(b) All acts of said attorney or designee are hereby ratified and approved by the Grantors. The powers conferred on the Agent, for the benefit of the Agent and Secured Parties, under this Section 6.2 are solely to protect the Agent’s interests in the Collateral and shall not impose any duty upon the Agent or any Secured Party to exercise any such powers.

Section 6.3. PROXY. EACH GRANTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS, EFFECTIVE UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, THE AGENT AS ITS PROXY AND ATTORNEY-IN-FACT (AS SET FORTH IN SECTION 6.2 ABOVE) WITH RESPECT TO THE PLEDGED COLLATERAL, INCLUDING THE RIGHT TO VOTE SUCH PLEDGED COLLATERAL, WITH FULL POWER OF SUBSTITUTION TO DO SO. IN ADDITION TO THE RIGHT TO VOTE ANY SUCH PLEDGED COLLATERAL, THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT SHALL INCLUDE THE RIGHT TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF SUCH PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING GIVING OR WITHHOLDING WRITTEN CONSENTS OF SHAREHOLDERS, CALLING

SPECIAL MEETINGS OF SHAREHOLDERS AND VOTING AT SUCH MEETINGS). SUCH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY SUCH PLEDGED COLLATERAL ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY PERSON (INCLUDING THE ISSUER OF SUCH PLEDGED COLLATERAL OR ANY OFFICER OR AGENT THEREOF), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT.

Section 6.4. NATURE OF APPOINTMENT; LIMITATION OF DUTY. THE APPOINTMENT OF THE AGENT AS PROXY AND ATTORNEY-IN-FACT IN THIS ARTICLE VI IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL THE DATE ON WHICH THIS SECURITY AGREEMENT IS TERMINATED FN ACCORDANCE WITH SECTION 7.13. NOTWITHSTANDING ANYTHING CONTAINED HEREIN, NEITHER THE AGENT, NOR ANY SECURED PARTY, NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES SHALL HAVE ANY DUTY TO EXERCISE ANY RIGHT OR POWER GRANTED HEREUNDER OR OTHERWISE OR TO PRESERVE THE SAME AND SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR FOR ANY DELAY IN DOING SO. EXCEPT TO THE EXTENT SUCH DAMAGES ARE ATTRIBUTABLE TO THEIR OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION; PROVIDED THAT, IN NO EVENT SHALL THEY BE LIABLE FOR ANY PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES.

ARTICLE VII.

GENERAL PROVISIONS

Section 7.1. Waivers. Each Grantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Grantors, addressed as set forth in Article VIII, at least ten days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. To the maximum extent permitted by applicable law, each Grantor waives all claims, damages, and demands against the Agent or any Secured Party arising out of the repossession, retention or sale of the Collateral (after the occurrence of and during the continuance of an Event of Default), except such as arise solely out of the gross negligence or willful misconduct of the Agent or such Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so. each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Agent or any Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral (after the occurrence of and during the continuance of an Event of Default), made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Security Agreement, or otherwise. Except as otherwise specifically provided herein, each Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

Section 7.2. Limitation on Agent’s and Secured Party’s Duty with Respect to the Collateral. The Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Agent and each Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Agent nor any Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Agent or such Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Agent to exercise remedies, after the occurrence and during the continuance of an Event of Default, in a commercially reasonable manner, each Grantor acknowledges and agrees that it would be commercially reasonable for the Agent (i) to fail to incur expenses deemed significant by the Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Account Debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Account Debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as a Grantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements at the Grantors’ cost to insure the Agent against risks of loss, collection or disposition of Collateral or to provide to the Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Agent in the collection or disposition of any of the Collateral. Each Grantor acknowledges that the purpose of this Section 7.2 is to provide non-exhaustive indications of what actions or omissions by the Agent would be commercially reasonable in the Agent’s exercise of remedies against the Collateral, after the occurrence and during the continuance of an Event of Default, and that other actions or omissions by the Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 7.2. Without limitation upon the foregoing, nothing contained in this Section 7.2 shall be construed to grant any rights to any Grantor or to impose any duties on the Agent that would not have been granted or imposed by this Security Agreement or by applicable law in the absence of this Section 7.2.

Section 7.3. Compromises and Collection of Collateral. Each Grantor and the Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Grantor agrees that the Agent may at any time and from time to time, if an Event of Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Agent shall be commercially reasonable so long as the Agent acts in good faith based on information known to it at the time it takes any such action.

Section 7.4. Secured Party Performance of Debtor Obligations. Without having any obligation to do so, following the occurrence and during the continuance of an Event of Default, the Agent may perform or pay any obligation which any Grantor has agreed to perform or pay under this Security Agreement and such Grantor shall reimburse the Agent for any amounts paid by the Agent pursuant to this Section 7.4. Each Grantor’s obligation to reimburse the Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

Section 7.5. No Waiver; Amendments; Cumulative Remedies. No failure or delay by the Agent or any Secured Party in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Secured Parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Security Agreement or consent to any departure by any Secured Party therefrom shall in any event be effective unless in writing signed by the Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

Section 7.6. Limitation by Law; Severability of Provisions. All rights, remedies and powers provided in this Security Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Security Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Security Agreement invalid, unenforceable or not entitled to be recorded or registered, in whole or in part. Any provision in this Security Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Security Agreement are declared to be severable.

Section 7.7. Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

Section 7.8. Benefit of Agreement. The terms and provisions of this Security Agreement shall be binding upon and inure to the benefit of each Grantor, the Agent and the Secured Parties and their respective successors and permitted assigns (including all Persons who become bound as a debtor to this Security Agreement), except that no Grantor shall have the right to assign its rights or delegate its obligations under this Security Agreement or any interest herein, without the prior written consent of the Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Agent, for the benefit of the Agent and the Secured Parties, hereunder.

Section 7.9. Survival of Representations. All representations and warranties of each Grantor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

Section 7.10. Taxes and Expenses. To the extent required by Section 9.03 of the Credit Agreement, each Grantor jointly and severally agrees to (i) pay any taxes payable or ruled payable by Federal or State authority in respect of this Security Agreement, together with interest and penalties, if any, and (ii) reimburse the Agent for any and all reasonable documented out-of-pocket expenses paid or incurred by the Agent in connection with the preparation, execution, delivery, administration, collection and enforcement of this Security Agreement and in the audit, analysis, administration, collection, preservation or sale of the Collateral (including the expenses and charges associated with any periodic or special audit of the Collateral). Any and all costs and expenses incurred by any Grantor in the performance of actions required pursuant to the terms hereof shall be borne solely by such Grantor.

Section 7.11. Additional Subsidiaries. Pursuant to and in accordance with Section 5.11 of the Credit Agreement, each Grantor shall cause (i) each Domestic Subsidiary (other than any Excluded Subsidiary) formed or acquired after the date of this Security Agreement in accordance with the terms of the Credit Agreement and (ii) any Domestic Subsidiary that was an Excluded Subsidiary but has ceased to be an Excluded Subsidiary, to enter into this Security Agreement as a Subsidiary Party as promptly thereafter as reasonably practicable (but in no event to exceed ninety (90) days after such formation or acquisition or such longer period as may be agreed to by the Agent in writing. Upon execution and delivery by the Agent and such Subsidiary of an instrument in the form of Exhibit J hereto, such Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Security Agreement.

Section 7.12. Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

Section 7.13. Termination or Release.

(a) This Security Agreement shall continue in effect until the Termination Date.

(b) A Subsidiary Party shall automatically be released from its obligations hereunder and the security interests created hereunder in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted pursuant to the Credit Agreement, as a result of which such Subsidiary Party ceases to be a Subsidiary.

(c) Upon any sale, lease, transfer or other disposition by any Grantor of any Collateral that is permitted under Section 4.1(d) to any Person that is not another Grantor or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.02 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(d) The security interests granted hereunder on any Collateral, to the extent such Collateral is comprised of property leased to a Loan Party, shall be automatically released upon termination or expiration of such lease, pursuant to Section 9.02 of the Credit Agreement.

(e) The security interests created hereunder in the Collateral shall be automatically released as required pursuant to the terms of the Intercreditor Agreement; provided that the Agent may, in its discretion, release the Lien on Collateral as provided in Section 9.02 of the Credit Agreement.

(f) In the event that Rule 3-10 or Rule 3-16 of Regulation S-X of the Exchange Act is amended, modified or interpreted by the SEC or any other relevant Governmental Authority to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Governmental Authority) of separate financial statements of any Subsidiary of the Company due to the fact that the Equity Interests of such Subsidiary are pledged under this Security Agreement, then the Equity Interests of such Subsidiary shall automatically be deemed not to be part of the Collateral to the extent necessary not to be subject to such requirement. Notwithstanding anything to the contrary in this Security Agreement, if Equity Interests of any Subsidiary are not required to be pledged under this Agreement because Rule 3-10 or Rule 3-16 of Regulation S-X of the Exchange Act would require the filing of separate financial statements of such Subsidiary if its Equity Interests were so pledged, in the event that Rule 3-10 or Rule 3-16 of Regulation S-X of the Exchange Act is amended, modified or interpreted by the SEC or any other relevant Governmental Authority to no longer require (or is replaced with another rule or regulation that would not require) the filing of separate financial statements of such Subsidiary if some or all of its Equity Interests are pledged under this Agreement, then such Equity Interests of such Subsidiary shall automatically be deemed part of the Collateral and pledged under this Security Agreement.

(g) In connection with any termination or release pursuant to paragraph (a), (b), (c), (d), (e), or (f) above, the Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all UCC termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.13 shall be without recourse to or representation or warranty by the Agent or any Secured Party. Without limiting the provisions of Section 7.18, the Company shall reimburse the Agent upon demand for all reasonable and documented costs and out of pocket expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.13.

Section 7.14. Entire Agreement. This Security Agreement, together with the other Loan Documents and the Intercreditor Agreement, embodies the entire agreement and understanding between each Grantor and the Agent relating to the Collateral and supersedes all prior agreements and understandings, oral or written, between any Grantor and the Agent relating to the Collateral.

Section 7.15. CHOICE OF LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 7.16. Consent to Jurisdiction.

(a) Each Grantor hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any U.S. federal or New York State court sitting in New York, New York, in any action or proceeding arising out of or relating to any Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each Grantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) Each Grantor hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement in any court referred to in clause (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each Grantor irrevocably consents to service of process in the manner provided for notices in Section 8.1 herein. Nothing in this Security Agreement or in any other Loan Document will affect the right of the Agent or any Secured Party to serve process in any other manner permitted by law.

Section 7.17. WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GRANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 7.18. Indemnity. Each Grantor hereby agrees to indemnify and hold the Agent, the other Secured Parties, and their respective Related Parties harmless from, any and all losses, claims, damages, penalties, liabilities, and related expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent or any Secured Party is a party thereto) imposed on, incurred by or asserted against the Agent or the Secured Parties, or their respective Related Parties, in any way relating to or arising out of this Security Agreement, to the extent the Grantor would be required to do so pursuant to Section 9.03 of the Credit Agreement.

Section 7.19. Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Security Agreement.

Section 7.20. INTERCREDITOR AGREEMENT GOVERNS. REFERENCE IS MADE TO THE LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT, DATED AS OF MAY 28, 2010, AMONG BANK OF AMERICA, N.A., AS ABL AGENT AS DEFINED IN THE INTERCREDITOR AGREEMENT, FOR THE ABL SECURED PARTIES REFERRED TO THEREIN; THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS NOTEHOLDER COLLATERAL AGENT (AS DEFINED IN THE INTERCREDITOR AGREEMENT); AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.; AMERICAN TIRE DISTRIBUTORS, INC.; AM-PAC TIRE DIST. INC.; AND THE OTHER SUBSIDIARIES OF AMERICAN TIRE DISTRIBUTORS, INC. NAMED THEREIN (THE “INTERCREDITOR AGREEMENT”). EACH PERSON THAT IS SECURED HEREUNDER, BY ACCEPTING THE BENEFITS OF THE SECURITY PROVIDED HEREBY, (I) CONSENTS (OR IS DEEMED TO CONSENT), TO THE SUBORDINATION OF LIENS PROVIDED FOR IN THE INTERCREDITOR AGREEMENT, (II) AGREES (OR IS DEEMED TO AGREE) THAT IT WILL BE BOUND BY, AND WILL TAKE NO ACTIONS CONTRARY TO, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. (Ill) AUTHORIZES (OR IS DEEMED TO AUTHORIZE) THE AGENT ON BEHALF OF SUCH PERSON TO ENTER INTO, AND PERFORM UNDER, THE INTERCREDITOR

AGREEMENT AND (IV) ACKNOWLEDGES (OR IS DEEMED TO ACKNOWLEDGE) THAT A COPY OF THE INTERCREDITOR AGREEMENT WAS DELIVERED, OR MADE AVAILABLE, TO SUCH PERSON. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AND NOTWITHSTANDING ANY OTHER PROVISION CONTAINED HEREIN, THIS SECURITY AGREEMENT, THE LIENS CREATED HEREBY AND THE RIGHTS, REMEDIES, DUTIES AND OBLIGATIONS PROVIDED FOR HEREIN ARE SUBJECT IN ALL RESPECTS TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND, TO THE EXTENT PROVIDED THEREIN, THE APPLICABLE SECURITY DOCUMENTS (AS DEFINED IN THE INTERCREDITOR AGREEMENT). IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THIS SECURITY AGREEMENT AND THE INTERCREDITOR AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL CONTROL.

Section 7.21. Delivery of Collateral. Notwithstanding anything herein to the contrary, with respect to the Noteholder First Lien Collateral (as defined in the Intercreditor Agreement), until the Noteholder Lien Obligations are terminated as set forth in the Intercreditor Agreement, any obligation of the Company and any other Grantor hereunder or under any other Security Document (as defined in the Intercreditor Agreement) with respect to the delivery of any Noteholder First Lien Collateral shall be deemed to be satisfied if the Company or such Grantor, as applicable, complies with the requirements of the similar provision of the applicable Noteholder Lien Security Documents (as defined in the Intercreditor Agreement). Until the Noteholder Lien Obligations are terminated as set forth in the Intercreditor Agreement, the delivery of any Noteholder First Lien Collateral (as defined in the Intercreditor Agreement) to the Noteholder Collateral Agent (as defined in the Intercreditor Agreement) pursuant to the Noteholder Lien Security Documents shall satisfy any delivery requirement hereunder or under any other Security Document.

Section 7.22. Mortgages. In the case of a conflict between this Security Agreement and the Mortgages with respect to Collateral that is real property (including Fixtures), the Mortgages shall govern. In all other conflicts between this Security Agreement and the Mortgages, this Security Agreement shall govern.

ARTICLE VIII.

NOTICES

Section 8.1. Sending Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Grantor shall be given to it in care of the Borrower Agent at the Borrower Agent’s address set forth in Section 9.01 of the Credit Agreement.

Section 8.2. Change in Address for Notices. Each of the Grantors, the Agent and the Lenders may change the address or facsimile number for service of notice upon it by a notice in writing to the other parties.

ARTICLE IX.

THE AGENT

Bank of America, N.A. has been appointed Agent for the Lenders hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Security Agreement that any authority conferred upon the Agent hereunder is subject to the terms of the delegation of authority made by the Lenders to the Agent pursuant to the Credit Agreement, and that the Agent has agreed to act (and any successor Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Agent hereunder.

[Remainder of page intentionally left blank; signatures begin on following page.]

IN WITNESS WHEREOF, each Grantor and the Agent have executed this Security Agreement as of the date first above written.

GRANTORS:

AMERICAN TIRE DISTRIBUTORS, INC.

By:	/s/ J. Michael Gaither
Name: Title:	J. Michael Gaither Executive Vice President, General Counsel and Secretary

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC.

By:	/s/ J. Michael Gaither
Name: Title:	J. Michael Gaither Executive Vice President, General Counsel and Secretary

AM-PAC TIRE DIST. INC.

By:	/s/ J. Michael Gaither
Name:	J. Michel Gaither
Title:	Vice President and Secretary

AGENT:

BANK OF AMERICA, N.A., as Agent

By:	/s/ Seth Benefield
Name:	Seth Benefield
Title:	Senior Vice President

SCHEDULE I

EXCLUDED ACCOUNTS

1.	Any Deposit Account or Investment Property owned, maintained or acquired in the ordinary course of business of a Grantor that is established by such Grantor solely for payroll and benefit plan disbursement activities of such Grantor or deferred compensation arrangements of such Grantor, including any deferred compensation investment accounts, ERISA disbursement accounts and payroll disbursement accounts;

2.	Any Deposit Account or Investment Property as to which a Grantor is acting as a trustee or fiduciary for the benefit of current or former employees of such Grantor;

3.	(A) Withheld income taxes and federal, state or local employment taxes in such amounts as are required in the reasonable judgment of a Grantor to be paid to the Internal Revenue Service or state or local government agencies within the following two months with respect to employees of any of the Loan Parties and (B) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. Sec. 2510.3-102 on behalf of or for the benefit of employees of one or more Loan Parties;

4.	Any cash or cash equivalents received by a Grantor from lessees or sublessees of Real Estate and deposited into a Deposit Account or in any accounts of a Grantor, as set forth on the Grantor’s general ledger;

5.	Any 401(k) plan assets;

6.	Any Deposit Account or Investment Property maintained by a Grantor solely in connection with the Voluntary Employee Benefits Association for California vacation benefits of such Grantor’s employees;

7.	Any Deposit Account or Investment Property maintained by a Grantor solely in connection with the American Tire Distributors, Inc. Deferred Compensation Plan;

8.	All segregated DDAs constituting (and the balance of which consists solely of funds set aside in connection with) taxes accounts, payroll accounts and trust accounts;

9.	The Designated Disbursement Account; and

10.	The following Deposit Accounts:

Account Name	Bank Name	Account #	ABA #	Type of Account
American Tire Distributors Vacation Trust Agreement	Wells Fargo	494-5083186	121000248	Vacation Trust
American Tire Distributors, Inc.	Bank of America	0080033207	0080033207	Payroll Disbursements
American Tire Distributors, Inc.	Bank of America	0080238480	0080238480	Medical Disbursements

EXHIBIT A

Type of Organization, Jurisdiction of Organization, Organizational Identification

Number, Federal Employer Identification Number. Chief Executive Office, Locations

I. The corporate name, jurisdiction of organization, organizational identification number and federal employer identification number of each Grantor is as follows:

Grantor	Type	Jurisdiction of Organization	Organizational Identification Number	Federal Employer Identification Number
American Tire Distributors Holdings, Inc.	Corporation	Delaware	3920495	56-0949858
American Tire Distributors, Inc.	Corporation	Delaware	2985653	56-0754594
Am-Pac Tire Dist. Inc.	Corporation	California	C2122675	95-4709076

II. Each Grantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), is as follows:

Grantor	Mailing Address	County	State
American Tire Distributors Holdings, Inc.	12200 Herbert Wayne Court, Suite 150	Mecklenburg County	NC
American Tire Distributors, Inc.	12200 Herbert Wayne Court, Suite 150	Mecklenburg County	NC
Am-Pac Tire Dist. Inc.	12200 Herbert Wayne Court, Suite 150	Mecklenburg County	NC

III. (a) Each location that is owned by a Grantor where Collateral is located as of the date hereof (except for Inventory in transit) is as follows:

Address	City	State	Zip
530 Marvel Road	Salisbury	MD	21801
332 Dodd Blvd. SE	Rome	GA	30161

(b) Each location that is leased by a Grantor where Collateral is located as of the date hereof (except for Inventory in transit) is as follows:

Address	City	State	Zip
905-915 Sixth Avenue North	Birmingham	AL	35203
420 Industrial Park Road	Cullman	AL	35055
1900 B Broad Street, Unit 3	Mobile	AL	36615
881 Roy Hodges Boulevard	Montgomery	AL	36117
5240 Willis Road	Theodore	AL	36582
1200 E. 12th Street	North Little Rock	AR	72214
3921 East 19th Street	Texarkana	AR	71854
2001 South 15th Avenue, Suite 100	Phoenix	AZ	85007
22411 South Bonita Street	Carson	CA	90745
2400 Main Street, Suites A & B	Chula Vista	CA	91911
3064 South Chestnut Avenue	Fresno	CA	93725
5100 Commerce Avenue	Moorpark	CA	93021
11680 Dayton Drive	Rancho Cucamonga	CA	91730
4632 Raley Boulevard	Sacramento	CA	95838
645 Dado Street	San Jose	CA	95131
4750 Fanucchi Way	Shafter	CA	93263
1150 E. 58th Avenue	Denver	CO	80216
2494 Industrial Boulevard	Grand Junction	CO	81505
6251 Los Rios Way	Ft. Myers	FL	33966
7051 Stuart Avenue	Jacksonville	FL	32254
11700 Miramar Parkway, Suite 500	Miramar	FL	33025
8751 Skinner Court	Orlando	FL	32824
7502 Sears Blvd	Pensacola	FL	32514
4723 Capital Circle NW	Tallahassee	FL	32303
4410 Eagle Falls Place	Tampa	FL	33619
2122 Noland Connector Road	Augusta	GA	30909
102 Dunbar Road	Byron	GA	31008
3075 Southpark Boulevard, Suite 100	Ellenwood	GA	30294
1402 Mills B lane	Savannah	GA	31405
2232 Mountain Industrial Blvd	Tucker	GA	30084
3915 Delaware Avenue, Suite 5	Des Moines	IA	50313
2102 N. Devlin Way	Nampa	ID	83687

Address	City	State	Zip
2855 Fortune Circle West, Building 34	Indianapolis	IN	46241
8169- 8173 National Turnpike	Louisville	KY	40214
6735 Exchequer Drive, Suite 130	Baton Rouge	LA	70809
4625 Hollins Ferry Road	Baltimore	MD	21227
7100A Old Landover Road	Landover	MD	20785
5100 West 35th Street	St. Louis Park	MN	55416
4121 N. Kentucky Avenue	Kansas City	MO	64129
2727 N. Oak Grove	Springfield	MO	65803
11 Lami Industrial Drive	St. Peters	MO	63304
6817 Stadium Drive	Kansas City	MO	64129
500 Highway 49 South	Richland	MS	39218
205 Vista Industrial Drive	Arden	NC	28704
3020 Tucker Street Extension	Burlington	NC	27216
4301 Wilkinson Boulevard	Charlotte	NC	28208
4208 Murchison Road	Fayetteville	NC	28311
1582 Startown Road	Lincolnton	NC	28092
3099 Finger Mill Road	Lincolnton	NC	28092
1615 Wolfpack Lane	Raleigh	NC	27609
250 Northstar Drive	Rural Hall	NC	27045
2405 Wrightsville Avenue	Wilmington	NC	28403
2820 Commerce Road	Wilson	NC	27893
1415 Commerce Road	Lincoln	NE	68521
8701 San Mateo Boulevard	Albuquerque	NM	87113
3101 N. Lamb Boulevard	Las Vegas	NV	89115
250 Lillard Drive	Sparks	NV	89434
4520 LeSaint Court	Fairfield	OH	45014
3701 South Thomas Road	Oklahoma City	OK	73179
2291 Sweeney Drive	Clinton	PA	15026
7360 Spartan Boulevard	Charleston	SC	29418
917 Rosewood Drive	Columbia	SC	29201
1611 Rangeway Drive	Florence	SC	29501
712 North Main Street	Mauldin	SC	29662

Address	City	State	Zip
611 Northwest Avenue	Sioux Falls	SD	57104
916 Callahan Road	Knoxville	TN	37912
4370 Mendenhall Road	Memphis	TN	38141
521 Harding Industrial Drive	Nashville	TN	37211
410 Century Court	Piney Flats	TN	37686
9151 South Georgia Street	Amarillo	TX	79118
1701 Vantage	Carrollton	TX	75006
1301 S. Navigation Boulevard	Corpus Christi	TX	78405
12420 Mercantile, Suite 100	El Paso	TX	79928
860 Greens Parkway	Houston	TX	77067
8308 Upland Avenue	Lubbock	TX	79424
2900 West Business Hwy 83	McAllen	TX	78501
4093 & 4089 Highway 67 North	San Angelo	TX	76903
2350 Clovis Barker Road	San Marcos	TX	78666
1815 South 4650 West	Salt Lake City	UT	84104
880 Acorn Drive	Harrisonburg	VA	22801
4554 Progress Road	Norfolk	VA	23502
1806 Jefferson Davis Highway	Richmond	VA	23224
1634 Siebel Drive NE	Roanoke	VA	24013
485 Stafford Umberger Drive	Wytheville	VA	24382
5 Stone Street	Poca	WV	25159
90 SE Wyoming Boulevard	Casper	WY	82609
1009 East Amidon Street	Sioux Falls	SD	57104

(c) Each location where Collateral is held in a public warehouse or is otherwise held by a bailee or on consignment as of the date hereof (except for Inventory in transit) is as follows:

None

EXHIBIT B

Bailees, Warehousemen and Third Party Possessors of Collateral

The following bailees, warehouseman and other third parties are in possession or control of Inventory of a Grantor (except for Inventory in transit):

None

B-1

EXHIBIT C

Letter-of-Credit Rights and Chattel Paper

None

C-1

EXHIBIT D

United States Federal Intellectual Property Registrations and Applications

I.	Patents and Patent Applications:

None

II.	Trademark Registrations and Applications

Mark	Ser. No Reg. No.	Status	Owner/Registrant
AMERICAN TIRE DISTRIBUTORS	77418698	Pending	American Tire Distributors, Inc.
AMERICAN TIRE DISTRIBUTORS & Design	3024766	Registered	American Tire Distributors, Inc.
AMERICAN TIRE DISTRIBUTORS & Design	1522166	Registered	American Tire Distributors, Inc.
ATD	3146443	Registered	American Tire Distributors, Inc.
ATDNET	3133944	Registered	American Tire Distributors, Inc.
ATDSERVICEBAY	3216533	Registered	American Tire Distributors, Inc.
ATDSERVICEBAY	3415784	Registered	American Tire Distributors, Inc.
AUTOMINDER & Design	1327370	Registered	American Tire Distributors, Inc.
CALIFORNIAN	1141271	Registered	American Tire Distributors, Inc.
CARS ASK FOR US BY NAME	2372443	Registered	American Tire Distributors, Inc.
COMMUNICATIONSEDGE	2610504	Registered	American Tire Distributors, Inc.
CREDITEDGE	2610503	Registered	American Tire Distributors, Inc.
CRUISER ALLOY	3489644	Registered	American Tire Distributors, Inc.
CRUISERWIRE	2394307	Registered	American Tire Distributors, Inc.
DRIFZ	3386225	Registered	American Tire Distributors, Inc.
DYNATRAC	1982061	Registered	American Tire Distributors, Inc.
ENVIZIO	3406819	Registered	American Tire Distributors, Inc.
EVOLVE YOUR RIDE	3700735	Registered	American Tire Distributors, Inc.
ICW	1835379	Registered	American Tire Distributors, Inc.
IMAGEEDGE	2610505	Registered	American Tire Distributors, Inc.
ITCO & Design	974610	Registered	American Tire Distributors, Inc.
KEEP IT IN THE FAMILY	2846259	Registered	American Tire Distributors, Inc.

D-1

Mark	Ser. No Reg. No.	Status	Owner/Registrant
MAGNUM	1884613	Registered	American Tire Distributors, Inc.
MARKETINGEDGE	2636680	Registered	American Tire Distributors, Inc.
O.E. PERFORMANCE	3713864	Registered	American Tire Distributors, Inc.
O.E. PERFORMANCE & DESIGN	3704089	Registered	American Tire Distributors, Inc.
O.E. PERFORMANCE & DESIGN	3704090	Registered	American Tire Distributors, Inc.
PACER	1818444	Registered	American Tire Distributors, Inc.
PACER	2013348	Registered	American Tire Distributors, Inc.
PACESETTER IV	1595228	Registered	American Tire Distributors, Inc.
PACESETTER PLUS	2425241	Registered	American Tire Distributors, Inc.
REGAL	2869965	Registered	American Tire Distributors, Inc.
REGUL & Design	1407619	Registered	American Tire Distributors, Inc.
REGUL QUESTA	2084592	Registered	American Tire Distributors, Inc.
REWARDSEDGE	2610506	Registered	American Tire Distributors, Inc.
TIREEDGE	2643974	Registered	American Tire Distributors, Inc.
TRAININGEDGE	2622060	Registered	American Tire Distributors, Inc.
TRAK ‘N’ BLAZER	1331956	Registered	American Tire Distributors, Inc.
VICO	2419497	Registered	American Tire Distributors, Inc.
WHEELENVIZIO.COM	3365163	Registered	American Tire Distributors, Inc.
WINNER	1026159	Registered	American Tire Distributors, Inc.
WINSTON	934470	Registered	American Tire Distributors, Inc.
WINSTON (Stylized)	1047633	Registered	American Tire Distributors, Inc.
WINSTON TIRES & Design	3302482	Registered	American Tire Distributors, Inc.
AM-PAC	77161065	Pending	Am-Pac Tire Dist. Inc.

III.	Copyright Registrations

None

D-2

EXHIBIT E

Commercial Tort Claims

None

E-1

EXHIBIT F

Pledged Collateral

(a) Set forth below is a complete and accurate list of all of the Pledged Collateral and the percentage of the total issued and outstanding Equity interests of the issuer represented thereby:

(i) Equity Interests:

Issuer	Interest Issued	Record and Beneficial Owner	Percentage Ownership	Certificate Number
American Tire Distributors, Inc.	1,000 shares of Common Stock; $0.01 par value	American Tire Distributors Holdings, Inc.	100%	1
Am-Pac Tire Dist. Inc.	1,200 Common Stock $0.00; par value	American Tire Distributors, Inc.	100%	7
Tire Pros Francorp	7,000 shares of Common Stock; $0.00 par value	Am-Pac Tire Dist. Inc.	100%	4

(ii) Intercompany Note, dated as of May 28, 2010, by and among American Tire Distributors Holdings, Inc., American Tire Distributors, Inc., Am-Pac Tire Dist. Inc. and Tire Pros Francorp.

(b) Set forth below is a list of Pledged Collateral (except for the Intercompany Note) which represents Indebtedness owed to a Grantor that is subordinated in right of payment to other Indebtedness or is subject to the terms of an indenture:

None

F-1

EXHIBIT G

UCC Filing Offices

Filing Office	UCC-1 and UCC-3 Filings
Delaware	American Tire Distributors Holdings, Inc. American Tire Distributors, Inc.
California	Am-Pac Tire Dist. Inc.

G-1

EXHIBIT H

Form of Perfection Certificate

[See attached.]

H-1

EXHIBIT H

FORM OF

PERFECTION CERTIFICATE

[    ], 2010

Reference is made to the Fifth Amended and Restated Credit Agreement (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of May 28, 2010, by and among AMERICAN TIRE DISTRIBUTORS, INC., a Delaware corporation (the “Company”), AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC., a Delaware corporation (“Holdings”), each subsidiary of the Company from time to time party thereto, the lenders from time to time party thereto, BANK OF AMERICA, N.A., as Agent, and GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Collateral Agent. Capitalized terms used but not defined herein have the meanings set forth in either the Credit Agreement or the Security Agreement referred to therein, as applicable.

The undersigned Responsible Officer of the Company hereby certifies to the Agent and each other Secured Party as follows:

1. Names. (a) The exact legal name of each Grantor, as such name appears in its respective certificate or articles of incorporation, organization or formation, is as follows:

Exact Legal Name of Each Grantor

(b) Set forth below is each other legal name each Grantor has had in the past five years, together with the date of the relevant change:

Grantor	Other Legal Name in Past 5 Years	Date of Change

(c) Except as set forth in Schedule 1C hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of organization. If any such change has occurred, include in Schedule 1C the information required by Sections 1(a), 2(a) and 2(b) of this certificate as to each acquiree or constituent party to a merger or consolidation.

(d) Attached hereto as Schedule 1D is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units (but excluding subsidiaries that are not Grantors) in connection with the conduct of its business or the ownership of its properties at any time during the past five years.

(e) Set forth below is the Organizational Identification Number, if any, issued by the jurisdiction of organization or formation of each Grantor that is a registered organization:

Grantor	Organizational Identification Number

(f) Set forth below is the Federal Taxpayer Identification Number of each Grantor:

Grantor	Federal Taxpayer Identification Number

2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:

Grantor	Mailing Address	County	State

(b) The jurisdiction of organization of each Grantor that is a registered organization is set forth opposite its name below:

Grantor	Jurisdiction

(c) Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Accounts (with each location at which chattel paper, if any, is kept being indicated by an “*”):

Grantor	Mailing Address	County	State

(d) Attached hereto as Schedule 2 is a schedule of all the locations where each Grantor maintains any Equipment, Inventory or other tangible Collateral not identified above.

3. No Unusual Transactions. Except as otherwise disclosed on Schedule 3 hereto, all Accounts have been originated by the Grantors and all Inventory has been acquired by the Grantors in the ordinary course of business.

4. File Search Reports. File search reports have been obtained from each Uniform Commercial Code filing office identified with respect to such Grantor in Section 2 hereof, and such search reports reflect no liens against any of the Collateral other than those permitted or scheduled under the Credit Agreement.

5. UCC Filings. Financing statements in substantially the form of Schedule 5 hereto have been prepared for filing in the proper Uniform Commercial Code filing office in the jurisdiction in which each Grantor is organized and, to the extent any of the collateral is comprised of fixtures, in the proper local jurisdiction, in each case as set forth with respect to such Grantor in Section 2 hereof.

6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

7. Stock Ownership and other Equity Interests. Attached hereto as Schedule 7 is a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests of each Grantor and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests.

8. Debt Instruments. Attached hereto as Schedule 8 is a true and correct list of all promissory notes and other evidence of indebtedness (other than checks to be deposited in the ordinary course of business) held by each Grantor that are required to be pledged under the Security Agreement including, without limitation, all intercompany notes between Holdings and each subsidiary of Holdings and each other subsidiary in excess of $5,000,000 in aggregate principal amount.

9. Deposit Accounts. Attached hereto as Schedule 9 is a true and correct list of deposit accounts maintained by each Grantor, including the name and address of the depositary institution, the type of account, and the account number, except to the extent that the amount individually or in the aggregate of the funds held in all such accounts not indentified on Schedule 9 hereto does not exceed $100,000.

10. Assignment of Claims Act. Attached hereto as Schedule 10 is a true and correct list of all written contracts between the Company or any Subsidiary and the United States government or any department or agency thereof that have a remaining value of at least $5,000,000, setting forth the contract number, name and address of contracting officer (or other party to whom a notice of assignment under the Assignment of Claims Act should be sent), contract start date and end date, agency with which the contract was entered into, and a description of the contract type.

11. Advances. Attached hereto as Schedule 11 is a true and correct list of all advances made by Holdings to any subsidiary of Holdings or made by any subsidiary of Holdings to Holdings or to any other subsidiary of Holdings in excess of $5,000,000 in aggregate principal amount (other than those identified on Schedule 8), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Agent under the Security Agreement.

12. Intellectual Property. Attached hereto as Schedule 12A is a schedule setting forth all of each Grantor’s United States federal issued Patents, registered Trademarks, pending Patent applications and pending trademark applications that are required to be pledged under the Security Agreement, including the name of the registered owner and the registration number (each if applicable) of each United States federal Patent and registered or applied for Trademark owned by any Grantor. Attached hereto as Schedule 12B is a schedule setting forth all of each Grantor’s United States registered Copyrights that are required to be pledged under the Security Agreement, including the name of the registered owner and the registration number of each United States registered Copyright owned by any Grantor.

13. Commercial Tort Claims. Attached hereto as Schedule 13 is a true and correct list of commercial tort claims in excess of $2,500,000 held by any Grantor for which a complaint has been filed, including a brief description thereof.

14. Letters of Credit. Attached hereto as Schedule 14 is a true and correct list of all Letters of Credit in a maximum available amount in excess of $2,500,000 for which any Grantor is a beneficiary or assignee, showing for each such Letter of Credit the issuer thereof, nominated person (if any), account party, number maximum available amount and date.

IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the date first above written.

AMERICAN TIRE DISTRIBUTORS, INC.

By:
	Name:	[ ]
	Title:	[ ]

SCHEDULE 1C: Changes in Identity or Corporate Structure Within Past Five Years

Name	Change	Date

SCHEDULE 1D: Other Names Used by Each Grantor Within Past Five Years

SCHEDULE 2: Locations of Equipment, Inventory or Other Tangible Collateral

Grantor	Address	City	State	Zip	Leased / Owned

SCHEDULE 3: Accounts and Inventory Acquired Outside the Ordinary Course of Business

SCHEDULE 5: UCC Financing Statements

SCHEDULE 6: UCC Filings and Filing Offices

Filing Office	UCC-1 and UCC-3 Filings

Intellectual Property Filings and Filing Offices

Jurisdiction	Grantor

SCHEDULE 7: Stock Ownership and Other Equity Interests

Grantor	Interest Issued	Record and Beneficial Owner	Percentage Ownership	Certificate Numbers

SCHEDULE 8: Debt Instruments

SCHEDULE 9: Deposit Accounts; Disbursement Accounts and Securities Investment Accounts

Deposit Accounts

[Grantor Name]

Bank	Address	Contact	Bank Account	ABA #	Purpose

Bank	Address	Contact	Bank Account	ABA #	Purpose

SCHEDULE 10: Government Contracts

Grantor	Contract No.	Name and Address of Contracting Officer (or other appropriate party)	Start Date	End Date	Agency

SCHEDULE 11: Advances

SCHEDULE 12A: Patents, Pending Patent Applications, Trademarks and Pending Trademark Applications; Intellectual Property

SCHEDULE 12B: Copyrights

SCHEDULE 13: Commercial Tort Claims

SCHEDULE 14: Letters of Credit

EXHIBIT I

Form of Collateral Access Agreement

[See attached.]

I-1

EXHIBIT I

FORM OF

COLLATERAL ACCESS AGREEMENT

THIS COLLATERAL ACCESS AGREEMENT (this “Access Agreement”) is made and entered into between Bank of America, N.A., together with any successor agent (the “Agent”), as agent for the lenders (collectively, the “Lenders”), and                             , a                                          (hereinafter referred to as “Landlord”) and affects that real property described on Exhibit A attached hereto and incorporated herein by this reference commonly known as                                                   (the “Premises”).

Landlord is the lessor of the Premises pursuant to the provisions of that certain Lease (the “Lease”), dated                             , between Landlord and American Tire Distributors, Inc., a Delaware corporation (the “Borrower”), as tenant.

The Agent, as agent for the Lenders, has, together with the Lenders, entered into that certain Fifth Amended and Restated Credit Agreement dated as of May 28, 2010 (the same as it may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) with the Borrower pursuant to which the Lenders have made or propose to make certain loans, extensions of credit or other financial accommodations to or for the benefit of the Borrower and under which the Borrower may incur obligations to the Lenders (all such loans and obligations now existing or hereafter arising together with interest thereon and other fees and charges in connection therewith being herein referred to as the “Secured Obligations”). The Secured Obligations are to be secured by, among other things, all inventory, accounts, general intangibles and other personal property of the Borrower and the proceeds thereof (collectively, the “Collateral”).

The parties hereto agree as follows:

1. As between Agent and Landlord, neither Agent nor any Lender shall have any right, title or interest in or to (a) the security deposit, if any, and any rent which shall have been or which shall be paid by the Borrower to Landlord under and in accordance with the Lease (other than any portions thereof which shall be returned to Borrower in accordance with the Lease), or (b) the fixtures which are not readily removable trade fixtures (e.g., overhead doors and building systems, including HVAC, plumbing, electrical or sprinkler systems or related fixtures), and such items shall not constitute Collateral.

2. Landlord acknowledges and agrees that certain items constituting Collateral are or are to be located at, and may be affixed to, the Premises or improvements thereon.

3. The Collateral shall be and remain personal property notwithstanding the manner of their annexation to the Premises, their adaptability to the uses and purposes for which the Premises are used, or the intentions of the party making the annexation.

4. Any rights which Landlord may claim to have in and to the Collateral, no matter how arising, shall be subject and subordinate to the rights, interests and liens of Agent therein.

5. Landlord consents to the storage and installation of the Collateral on the Premises and grants to Agent a license, as set forth below, to enter on to the Premises to do any or all of the following with respect to the Collateral: assemble, have appraised, display, sever, remove, maintain, prepare for sale or lease, repair, lease, remove, transfer and/or sell (via one or more public auctions or private sales).

6. Upon the occurrence of any default, event of default, breach of any covenant or agreement in the Lease or other event or condition which would entitle Landlord and as a result of which Landlord intends to exercise any right, power or remedy thereunder (collectively, a “Lease Default”), and prior to the exercise of any right to terminate the Lease, or the exercise of any other remedies under the Lease, the Landlord will notify the Agent of such Lease Default pursuant to this notice provision at the address set forth below. The notice agreed to be given herein by the Landlord to the Agent will be in writing and sent by registered or certified mail, return receipt requested, to the address set forth below or at such other address as the Agent may specify by written notice to the Landlord at the address set forth below:

If to Agent:	Bank of America, N.A.
300 Galleria Parkway, Suite 800
Atlanta, Georgia 30339
Attn: Portfolio Manager

If to Landlord:

Attn:

7. Agent shall have the right and license to occupy the Premises for the purposes described above, for a period not to exceed ninety (90) days (the length of such period being at Agent’s discretion), following Landlord’s placing Agent in possession of the Premises. Agent shall pay to Landlord, periodically, a daily license fee equivalent to one-thirtieth (1/30th) of the monthly rental provided for in the Lease between Landlord and Borrower without the Agent or any Lender incurring any other obligations as lessee under the Lease; provided, however, that the Agent shall pay the cost of utilities and its pro rata share of taxes during its occupation of the Premises. Any extensions of the foregoing 90-day period shall be with the written consent of Landlord and at the same rate.

8. All structural and cosmetic damage to the Premises caused by the removal of the Collateral shall be repaired to the reasonable satisfaction of Landlord by Agent at its expense. Agent shall indemnify and hold harmless Landlord for personal injury or property damage claims arising out of the Agent’s entry or its removal of Collateral arising from such entry.

9. This Access Agreement shall continue until such time as all of Borrower’s obligations to Agent and the Lenders, and expenses (including, without limitation, reasonable attorneys fees) incurred in connection therewith, have been paid and all covenants and conditions as more specifically enumerated in the Credit Agreement have been fully performed.

2

10. This Access Agreement shall be governed and controlled by and interpreted under the laws of the State of                      and shall inure to the benefit of and be binding upon the successors, heirs and assigns of the parties hereto, including, without limitation, any successor Agent.

Dated:             , 20

LANDLORD:	, a

By
Title:

AGENT:

Bank of America, N.A., as Agent for the Lenders

By
Title:

3

EXHIBIT “A”

DESCRIPTION OF PROPERTY

EXHIBIT J

Form of Joinder

[See attached.]

J-1

EXHIBIT J

FORM OF

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Supplement”), to the Amended and Restated Pledge and Security Agreement dated as of May 28, 2010 (the “Security Agreement”), among American Tire Distributors Holdings, Inc., a Delaware corporation (“Holdings”), American Tire Distributors, Inc., a Delaware corporation (the “Company”), the Subsidiary Parties from time to time thereto and Bank of America, N.A., as collateral agent for the Secured Parties (together with its successors in such capacities, the “Agent”).

Reference is made to the Fifth Amended and Restated Credit Agreement dated as May 28, 2010 (as further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Holdings, the Company, each subsidiary of the Company from time to time party thereto, the Lenders from time to time parties thereto, Bank of America, N.A., as Agent and General Electric Capital Corporation, as Co-Collateral Agent.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement, as applicable, as referred to therein.

The Grantors have entered into the Security Agreement for the purpose of amending and restating in its entirety the Existing Credit Agreement and in order to induce the Lenders to amend and restate, and to extend credit to the Borrowers under, the Credit Agreement and to secure the Secured Obligations, including in the case of each Guarantor that is a Loan Guarantor, its obligations under the Loan Guaranty. Section 7.12 of the Security Agreement and Section 5.11 of the Credit Agreement provide that (i) additional Domestic Subsidiaries (other than Excluded Subsidiaries) and (ii) any Domestic Subsidiary that was an Excluded Subsidiary but has ceased to be an Excluded Subsidiary may become Subsidiary Parties under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Security Agreement.

Accordingly, the Agent and the New Subsidiary hereby agree as follows:

SECTION 1. In accordance with Section 7.12 of the Security Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party and Grantor under the Security Agreement with the same force and effect as if originally named therein as a Subsidiary Party and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Subsidiary Party and Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations (as defined in the Credit Agreement), does hereby create and grant to the Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and Lien on all of the New Subsidiary’s right, title and interest in all of the following Collateral: [INSERT COLLATERAL DESCRIPTION FROM SECURITY AGREEMENT]. Each reference to a “Grantor” in the Security Agreement shall be deemed to include and be a reference to the New Subsidiary. The Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Supplement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary, (b) set forth on Schedule II attached hereto is a true and correct schedule of all the Pledged Collateral of the New Subsidiary, (c) set forth on Schedule III attached hereto is a true and correct schedule of all Patents, Trademarks and Copyrights of the New Subsidiary and (d) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 8.1 of the Security Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Agent for its reasonable documented out-of-pocket expenses in connection with this Supplement, including, without limitation, the reasonable fees, other charges and disbursements of counsel for the Agent.

2

IN WITNESS WHEREOF, the New Subsidiary and the Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]

By

Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive office:

BANK OF AMERICA, N.A., as Agent

By

Name:
Title:

3

Schedule I

to the Joinder Agreement to the

Amended and Restated

Pledge and Security Agreement

LOCATION OF COLLATERAL

Description	Location

Schedule II

to the Joinder Agreement to the

Amended and Restated

Pledge and Security Agreement

PLEDGED COLLATERAL

Name of Issuer	Record Owner	Percentage of Outstanding Shares

Schedule III

to the Joinder Agreement to the

Amended and Restated

Pledge and Security Agreement

INTELLECTUAL PROPERTY RIGHTS

PATENT AND PATENT APPLICATIONS

Patent	Owner	Federal Registration No.

TRADEMARK REGISTRATIONS AND APPLICATIONS

Trademark	Owner	Federal Registration No.

COPYRIGHT REGISTRATIONS

Copyright	Owner	Federal Registration No.

EXHIBIT K

Form of Short Form Intellectual Property Security Agreement

[See attached.]

K-1

NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARK RIGHTS

THIS NOTICE OF GRANT OF SECURITY INTEREST IN TRADEMARK RIGHTS (this “Agreement”), dated as of [date] is made by [GRANTOR], a [jurisdiction] corporation (the “Grantor”), with offices at [address], in favor of BANK OF AMERICA, N.A., a national banking association, with offices at 300 Galleria Parkway, Suite 800, Atlanta, Georgia 30339, as administrative agent and collateral agent (in such capacity, the “Agent”) for the banks and other financial institutions (the “Lenders”) from time to time parties to the Fifth Amended and Restated Credit Agreement, dated as of May 28, 2010 (as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among American Tire Distributors, Inc., Am-Pac Tire Dist. Inc., American Tire Distributors Holdings, Inc. (collectively, the “Borrowers”), the Lenders, the Agent and the other agents party thereto.

W I T N E S S E T H:

WHEREAS, pursuant to (i) the Credit Agreement and (ii) the Amended and Restated Pledge and Security Agreement, dated as of May 28, 2010 (as further amended, supplemented or otherwise modified from time to time, the “Security Agreement”), by the Borrowers in favor of the Agent, for the benefit of the Lenders, the parties have severally agreed to amend and restate the Existing Credit Agreement and the Lenders have agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein, and the parties have agreed to secure such extensions of credit with the collateral described in the Security Agreement;

WHEREAS, pursuant to the Security Agreement, the Grantor has agreed to, among other things, (i) amend and restate the Existing Trademark Security Agreement and (ii) grant and re-grant to the Agent for the benefit of the Secured Parties, a continuing security interest in all Intellectual Property, including, without limitation, the Trademarks; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make extensions of credit to the Grantor pursuant to the Credit Agreement, the Grantor agrees, for the benefit of the Agent and the Secured Parties, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Security Agreement.

SECTION 2. Notice of Grant of Security Interest. Pursuant to the Security Agreement, the Grantor assigns and grants and re-grants to the Agent, on behalf and for the benefit of the Secured Parties, and to secure the prompt and complete payment and performance of all Secured Obligations, a security interest in all of its right, title and interest in, to and under the Grantor’s Trademarks (including, without limitation, those items listed on Schedule A hereto).

SECTION 3. Purpose. This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The security interest granted hereby has been granted to the Agent for the benefit of the Secured Parties in connection with the Security Agreement and is expressly subject to the terms and conditions thereof. The Security Agreement (and all rights and remedies of the Agent and the Lenders thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Acknowledgment. Grantor does hereby further acknowledge and affirm that the rights and remedies of the Agent and the Lenders with respect to the security interest in the Trademarks granted hereby are more fully set forth in the Credit Agreement and the Security Agreement, the terms and provisions of which (including, without limitation, the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 5. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

[Remainder of page intentionally left blank; Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

[GRANTOR]

By:
Name:
Title:

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:
Name:
Title:

[Notice of Grant of Security Interest In Trademark Rights]

STATE OF	)
) ss
COUNTY OF	)

On the      day of             , 2010, before me personally came                             , who is personally known to me to be the                              of [GRANTOR], a                      corporation; who, being duly sworn, did depose and say that she/he is the                              in such corporation, the corporation described herein and which executed the foregoing instrument; that she/he executed and delivered said instrument pursuant to authority given by the Board of Directors of such corporation; and that she/he acknowledged said instrument to be the free act and deed of said corporation.

Notary Public

(PLACE STAMP AND SEAL ABOVE)

[Notice of Grant of Security Interest In Trademark Rights]

STATE OF	)
) ss
COUNTY OF	)

On the      day of             , 2010, before me personally came                             , who is personally known to me to be the                              of BANK OF AMERICA, N.A., a national banking association; who, being duly sworn, did depose and say that she/he is the                              in such association, the association described herein and which executed the foregoing instrument; that she/he executed and delivered said instrument pursuant to authority given by the Board of Directors of such association; and that she/he acknowledged said instrument to be the free act and deed of said association.

Notary Public

(PLACE STAMP AND SEAL ABOVE)

[Notice of Grant of Security Interest In Trademark Rights]

SCHEDULE A

U.S. Trademark Registrations and Applications